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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS
FIRSTFED FINANCIAL CORP.:

     We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus. Our report refers to a change in the method of accounting for income taxes upon the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

                                          KPMG Peat Marwick
Los Angeles, California
July 18, 1994